Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola, British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

YY Group Holding Limited (NASDAQ: YYGH)

60 Paya Lebar Road,

#09-13/14/15/16/17

Paya Lebar Square

Singapore

(the Addressee)

27 February 2026

Our ref:       8071358/252465690/6

Dear Addressee

YY Group Holding Limited (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with the registration statement on Form F-3 and the related base prospectus (File no. 333-286705) (including any amendments or supplements, the Registration Statement) which was initially filed on 23 April 2025 with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (as amended, the Securities Act) and declared effective on 30 April 2025, in relation to an offering (the ATM Offering) under the Company's sale agreement prospectus supplement dated 27 February 2026 (the Prospectus Supplement) for the issuance and sale of the Shares (defined below) pursuant to the ATM Agreement (defined below).

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the At-the-Market Sales Agreement (the ATM Agreement) dated 27 February 2026 between the Company, Spartan Capital Securities, LLC and Wilson-Davis & Co., Inc. relating to the Shares (defined below);

(c)	the Company's certificate of incorporation (the Certificate of Incorporation) and memorandum and articles of association (as amended and restated on 16 January 2026, the M&A) obtained from the Company Search (defined below);

(d)	the resolutions in writing of the directors of the Company passed on 27 February 2026 (the Director Resolutions);

(e)	a certificate of the Company's registered agent dated 20 February 2026 (the Registered Agent's Certificate);

(f)	a copy of the Company's register of directors (the Register of Directors) which was affixed to the Registered Agent's Certificate;

Mourant Ozannes is a British Virgin Islands partnership

(g)	a copy of the Company's shareholder list dated 10 February 2026 (the Register of Members) that was provided to us by the Company; and

(h)	a certificate of good standing for the Company dated 27 February 2026 (the Certificate of Good Standing) issued by the Registrar (defined below).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9:00am (BVI time) on 27 February 2026 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9:00am (BVI time) on 27 February 2026 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act, Revised Edition 2020 (as amended);

(e)	Company Records means the M&A, the Certificate of Incorporation, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent's Certificate;

(f)	Documents means the Registration Statement and the ATM Agreement, and Document means either of them;

(g)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(h)	non-assessable means, in relation to a Share, that the purchase price for which the Company agreed to issue that Share has been paid or satisfied in full to the Company and that no further sum is payable to the Company in respect of that Share;

(i)	Insolvency Act means the Insolvency Act, Revised Edition 2020 (as amended);

(j)	Prospectus means the base prospectus that forms part of the Registration Statement, as supplemented by the Prospectus Supplement and any additional amendment or supplement to the Prospectus Supplement;

(k)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(l)	Shares means up to such number of Class A ordinary shares of no par value each in the Company (each a Share) that does not exceed:

(i)	the number or dollar amount of Class A ordinary shares of no par value each in the Company registered on the Prospectus Supplement pursuant to which the ATM Offering will be made; or

(ii)	the number of authorised but unissued Class A ordinary shares of no par value each in the Company; or

(iii)	the number or dollar amount of Class A ordinary shares of no par value each in the Company that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form F-3, including, if applicable, General Instruction I.B.5 of Registration Statement on Form F-3; and

(m)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed or filed after we reviewed it) executed or filed in materially the same form as the last draft of that document examined by us;

2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

2.3	in causing the Company to enter into (or file, as the case may be) each Document, and in approving the issuance of the Shares in accordance with the each Document, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director's powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.4	each director of the Company (and any alternate director) has disclosed or will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document in accordance with the M&A and the Companies Act;

2.5	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.7	there are no documents or arrangements to which the Company is a party (or will become a party to) or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, any Document or the issuance of the Shares;

2.8	when each Share is issued, there will be no documents or arrangements to which the Company is party, or resolutions of the Company's directors or shareholders that conflict with, that issuance of that Share;

2.9	the Registration Statement has been duly authorised and approved by the Company and the factual representations made in the Registration Statement and other documents reviewed by us are accurate and complete;

2.10	the Company has executed, or will execute each document and has done, or will do, each other act and thing, that it is required to execute or do under each Document in connection with the issuance of the Shares;

2.11	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing, or performing its obligations under, any Document, and at the time(s) the Company issues the Shares (or any of them), no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or appoint a receiver in respect of the Company or any of its assets;

2.12	at all times the affairs of the Company have been conducted in accordance with the Companies Act and the M&A;

2.13	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act 2001);

2.14	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.15	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;

2.16	each party to each Document (other than, as a matter of the laws of the British Virgin Islands, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

2.17	each Document has been authorised and (where applicable) executed by each party to it (other than, as a matter of the laws of the British Virgin Islands, the Company);

2.18	the obligations of each party under each Document are legal, valid, binding and enforceable under all applicable laws other than the laws of the British Virgin Islands;

2.19	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.20	the choice of the governing law of each Document was made in good faith;

2.21	no recipient of a Share will carry out any of its obligations under any Document in, or from within, the BVI;

2.22	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.23	the Company Records were and remain at the date of this opinion accurate and complete;

2.24	the Shares will be issued in accordance with the terms of the ATM Agreement; and

2.25	no monies paid to or for the account of any person in relation to any Shares or property received or disposed of by any person in relation to any Shares (including under each Document), represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997 (as amended)).

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Authorised Shares:

The Company is authorised to issue an unlimited number of no par value shares, which shall be divided as follows:

(a)	Class A Ordinary Shares; and

(b)	Class B Ordinary Shares (up to a maximum number of 5,000,000 Class B Ordinary Shares),

or any combination of the above types of shares.

3.3	Issuance of Shares:

(a)	the Company has duly authorised the issuance of the Shares; and

(b)	when (i) the terms of the issuance of Shares have been duly established in conformity with the M&A, the Companies Act and the ATM Agreement, (ii) those Shares have been issued and delivered as contemplated by the Registration Statement (including the Prospectus) and the ATM Agreement, (iii) the Company has received the consideration provided for (and to be credited in respect of) those Shares, and (iv) the name of the relevant shareholder(s) is entered in the Company's register of members, such Shares will be validly issued, fully paid and non-assessable.

3.4	No liquidator or receiver: neither the Company Search nor the High Court Search shows any evidence of any current:

(a)	order or resolution for the appointment of a liquidator of the Company; or

(b)	notice of the appointment of a receiver in respect of the Company or any of its assets.

3.5	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.3	Under the Companies Act, a company is of good standing if the Registrar is satisfied that:

(a)	the company is listed on the register of companies maintained by the Registrar;

(b)	the company has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	the company has, where applicable, filed with the Registrar a copy of its register of members in accordance with section 43A of the Companies Act or is not yet due to file its register of members with the Registrar;

(d)	the company has, where applicable, filed with the Registrar a copy of its register of directors in accordance with section 118B of the Companies Act or is not yet due to file its register of directors with the Registrar;

(e)	the Registrar has not received any notification, pursuant to section 98A(4) of the Companies Act, that the company has failed to file its annual return (as defined in the Companies Act) where applicable; and

(f)	the company has, where applicable, filed with the Registrar beneficial ownership information in accordance with section 96A(2) of the Companies Act or is not yet due to file the beneficial ownership information with the Registrar.

4.4	The BVI Courts may:

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI law.

4.5	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;

(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.6	Where a director of a BVI company fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by the company, the transaction may be voidable.

4.7	The BVI Courts may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the BVI where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the BVI; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to BVI conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the BVI.

4.8	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.9	The requirement for a BVI company to file an annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act does not apply to:

(a)	a listed company;

(b)	a company that is regulated under a financial services legislation and provides financial statements to the British Virgin Islands Financial Services Commission in accordance with the requirements of that financial services legislation;

(c)	a company that files its annual tax return to the Inland Revenue Department accompanied by the company’s financial statements; and

(d)	a company in liquidation (unless the annual return has become due prior to the commencement of the liquidation).

4.10	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and each Document.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, financial or numerical computation, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to any Document will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.

5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion is addressed to the Company in connection with each Document.

7.2	We consent to the filing of a copy of this opinion as Exhibits 5.1 to the Company’s Report on Form 6-K to be filed with the SEC and to the reference to our name under the heading Exhibits in the Form 6-K.

7.3	In giving the consent at paragraph 7.2 (above), we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes, British Virgin Islands

Mourant Ozannes, British Virgin Islands